                             CHANGE OF CONTROL AGREEMENT

    This Change of Control Agreement (this "Agreement"), dated as of
July __,1996 is between Egghead, Inc. and DJ & J Software Corporation, a wholly owned subsidiary of Egghead, Inc. (jointly and severally, the "Company"), and ___________________ (the "Executive").

                                   1.0  EMPLOYMENT

1.1 CERTAIN DEFINITIONS

    (a) "EFFECTIVE DATE" shall mean the first date during the Change of Control Period (as defined in Section 1.1(b)) on which a Change of Control occurs.

    (b) "CHANGE OF CONTROL PERIOD" shall mean the period commencing on the date hereof and ending on the second anniversary of such date; PROVIDED, HOWEVER, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.

1.2 EMPLOYMENT PERIOD

    The Company hereby agrees to continue the Executive in its employ or in the employ of its affiliated companies, and the Executive hereby agrees to remain in the employ of the Company or its affiliated companies, in accordance with the terms and provisions of this Agreement, for the period commencing on the Effective Date and ending on the expiration of the Change of Control Period (the "Employment Period").

1.3 POSITION AND DUTIES

    During the Employment Period, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date.

1.4 LOCATION

    During the Employment Period, the Executive's services shall be performed at the Company's headquarters on the Effective Date or any office which is subsequently designated as the headquarters of the Company and is less than 50 miles from such location.

                                  2.0  COMPENSATION

    During the Employment Period, the Company agrees to pay or cause to be paid to Executive, and the Executive agrees to accept in exchange for the services rendered hereunder by him, the following compensation.

2.1 SALARY

    The Executive shall receive an annual base salary (the "Annual Base Salary"), at least equal to the annual salary established by the Board or the Compensation Committee of the Board (the "Compensation Committee") for the fiscal year in which the Effective Date occurs. The Annual Base Salary shall be paid in substantially equal installments and at the same intervals as the salaries of other officers of the Company are paid. During the Employment Period, the Board or the Compensation Committee shall review the Annual Base Salary at least annually and shall determine any increases in future years.

                                    3.0  BENEFITS

3.1 INCENTIVE, RETIREMENT AND WELFARE BENEFIT PLANS; VACATION

    During the Employment Period, the Executive shall be entitled to participate, subject to and in accordance with applicable eligibility requirements, in such fringe benefit programs as shall be provided to other executives of the Company and its affiliated companies from time to time during the Employment Period by action of the Board (or any person or committee appointed by the Board to determine fringe benefit programs and other emoluments), including, without limitation, paid vacations; the Company's Voluntary Investment Plan and any other incentive, savings and retirement plan, practice, policy or program; and all welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs.

3.2 EXPENSES

    During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures of the Company and its affiliated companies in effect for the executives of the Company and its affiliated companies during the Employment Period.

                                   4.0  TERMINATION

    Employment of the Executive during the Employment Period may be terminated as follows but, in any case, the nondisclosure provisions set forth in Section 7 hereof shall survive the termination of this Agreement and the termination of the Executive's employment with the Company.

4.1 BY THE COMPANY OR THE EXECUTIVE

    Upon giving Notice of Termination (as defined below), the Company may terminate the employment of the Executive with or without Cause (as defined below). Upon giving Notice of Termination, the Executive may terminate his or her employment with or without Good Reason.

4.2 AUTOMATIC TERMINATION

    This Agreement and the Executive's employment during the Employment Period shall terminate automatically upon the death or Total Disability of the Executive. The term "Total Disability" as used herein shall mean the Executive's inability (with or without such accommodation as may be required by law and which places no undue burden on the Company), as determined by a physician selected by the Company and acceptable to the Executive, to perform the duties set forth in Section 1.3 hereof for a period or periods aggregating 120 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond the Executive's control, unless the Executive is granted a leave of absence by the Board. The Executive and the Company hereby acknowledge that the Executive's ability to perform the duties specified in Section 1.3 hereof is of the essence of this Agreement.

4.3 NOTICE OF TERMINATION

    Any termination by the Company during the Employment Period shall be communicated by Notice of Termination to the other party given in accordance with Section 10 hereof. The "Notice of Termination" shall mean a written notice which

(a) indicates the specific termination provision in this Agreement relied upon and (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or precede the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

4.4 DATE OF TERMINATION

    During Employment Period, "Date of Termination" means (a) if the
Executive's employment is terminated by reason of death, at the end of the calendar month in which the Executive's death occurs, (b) if the Executive's employment terminated by reason of Total Disability, immediately upon a determination by the Company of the Executive's Total Disability, and (c) in all other cases, five days after the date of mailing of the Notice of Termination. The Executive's employment and performance of services will continue during such five-day period; PROVIDED, HOWEVER, that the Company may, upon notice to the Executive and without reducing the Executive's compensation during such period, excuse the Executive from any or all of his duties during such period.

                              5.0  TERMINATION PAYMENTS

    In the event of termination of the Executive's employment during the Employment Period, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Section 5.

5.1 TERMINATION BY THE COMPANY FOR OTHER THAN CAUSE OR BY THE EXECUTIVE FOR GOOD REASON

    If the Company terminates the Executive's employment other than for Cause or the Executive terminates his or her employment for Good Reason prior to the end of the Employment Period, the Executive shall be entitled to receive:

    (a)  payment of the following accrued obligations (the "Accrued
Obligations"):

         (i) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid;

         (ii) any compensation previously deferred by the Executive (together with accrued interest or earnings thereon, if any) and any accrued vacation pay, in each case to the extent not theretofore paid;

    (b) payment of the Executive's Annual Base Salary for the period from the Date of Termination through the expiration of the Employment Period;

    (c) payment of the Executive's Annual Base Salary for a period of one year/six months following the Date of Termination; and

    (d) for the period from the Date of Termination through the expiration of the Employment Period or for a period of one year/six months following the Date of Termination, whichever is longer, benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
Section 3 hereof if the Executive's employment had not been terminated; PROVIDED, HOWEVER, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility (such continuation of such benefits for the period herein set forth shall be hereinafter referred to as the "Welfare Benefit Continuation").

5.2 TERMINATION FOR CAUSE OR OTHER THAN FOR GOOD REASON

    If the Executive's employment shall be terminated by the Company for Cause or by the Executive for other than Good Reason during the Employment Period, this Agreement shall terminate without further Obligation to the Executive other than the Accrued Obligations.

5.3 EXPIRATION OF TERM

    In the case of a termination of the Executive's employment as a result of the expiration of the term of this Agreement, the Executive not be entitled to receive any payment hereunder, other than the Accrued Obligations.

5.4 TERMINATION BECAUSE OF DEATH OR TOTAL DISABILITY

    If the Executive's employment is terminated by reason and the Executive's death or total Disability during the Employment Period, the Company shall make the payments and assume the obligations set forth in Section 5.1 to the Executive or his or her legal representative (which payments shall be made to the Executive's estate or beneficiary, as applicable in the case of the Executive's death), and the timely payment or provision of the Welfare Benefit Continuation.

5.5 LIMITATIONS TO PAYMENTS

    Notwithstanding any other provisions of this Section 5, if either the Company or the Executive receives confirmation from the Company's certified public accounting firm, or such other accounting firm retained as independent certified public accountants for the Company, that any payment by the Company under this Section 5 would be considered to be an "excess parachute payment" within the meaning of Section 28OG of the Internal Revenue Code of 1986, as amended, or any successor statute then in effect, then the aggregate payments by the Company pursuant to this Section 5 shall be reduced to an amount which is $1.00 less than the smallest sum which would be deemed to be such an "excess parachute payment" and, if permitted by applicable law, such reduction shall be made to the last payment due hereunder; PROVIDED, FURTHER, that, if permitted by applicable law, no such adjustment shall be made in any year in which the Executive authorizes a reduction in the payment otherwise due the Executive hereunder by an amount equal to any loss to be incurred by the Company because such payments would not be deductible by the Company as a business expense for income tax purposes for the reason that such payments constitute an excess parachute payment in that year.

5.6 PAYMENT SCHEDULE

    All payments under this Section 5 shall be made to the Executive at the same intervals as such payments were made to him immediately prior to termination, including the Annual Bonus (or pro rata portion thereof), which shall be payable in a lump sum no later than 90 days after the end of the fiscal year in which the Date of Termination occurs.

5.7 CAUSE

    For purposes of this Agreement, "Cause" means cause given by the Executive to the and shall include, without limitation, the occurrence of one or more of the following events:

    (a) Failure or refusal to carry out any lawful duties of the Executive described in Section 1.3 hereof or any directions of the Board reasonably consistent with the duties herein set forth to be performed by the Executive;

    (b) Violation the Executive of a state or federal criminal law involving the commission of a crime against the Company or other criminal act involving moral turpitude;

    (c) Current abuse by the Executive of alcohol or controlled substances deception, fraud, misrepresentation or dishonesty by the Executive; any incident materially compromising the Executive's reputation or ability to represent the Company with the public; any act or omission by the Executive which substantially impairs the Company's business, goodwill or reputation; or any other misconduct; or

    (d)  Any other material violation of any provision of this Agreement.

5.8 GOOD REASON

    "GOOD REASON" means, without the Executive's express written consent:

    (a) (i) the assignment to the Executive of duties, or limitation of the Executive's responsibilities, inconsistent with the Executive's title, position, duties, responsibilities and status with the Company as such duties and responsibilities existed immediately prior to the date of the Change of Control, or (ii) removal of the Executive from, or failure to re-elect the Executive to, the Executive's positions with the Company or any Subsidiary that employs the Executive immediately prior to the Change of Control, except in connection with the involuntary termination of the Executive's employment by the Company for Cause or as a result of Executive's death or Disability; or

    (b) failure by the Company to pay, or reduction by the Company of, the Executive's Annual Base Salary, as reflected in the Company's payroll records for the Executive's last pay period immediately prior to the Change of Control;

    (d) the relocation of the principal place of the Executive's employment to a location that is more than 25 miles further from the Executive's principal residence than such principal place of employment immediately prior to the Change of Control; or

    (e) the breach of any material provision of this Agreement by the Company, including, without limitation, failure by the Company to bind any successor to the Company to the terms and provisions of this Agreement in accordance with
Section 10.

                6.0  REPRESENTATIONS, WARRANTIES AND OTHER CONDITIONS

    In order to induce the Company to enter into this Agreement, the Executive Represents and warrants to the company as follows:

6.1 HEALTH

    The Executive is in good health and knows of no physical or mental disability which, with or without any accommodation which may be required by law and which places no undue burden on the Company, would present him from fulfilling his obligations hereunder. The Executive agrees, if the Company requests, to submit to periodic medical examinations by a physician or physicians by, paid for and arranged by the Company. The Executive agrees that the examination's medical report shall be provided to the Company.

6.1 NO VIOLATION OF OTHER AGREEMENTS

    The Executive represents that neither the execution nor the performance of this Agreement by the Executive will violate or conflict in any which the Executive may be bound.

                      7.0 NONDISCLOSURE; RETURN OF MATERIALS

7.1 NONDISCLOSURE

    Except as required by his employment with the Company, the Executive will not, at any time during the term of employment by the Company, or at any time thereafter, directly, indirectly or otherwise, use, communicate, disclose, disseminate, lecture upon or publish articles relating to any, confidential, proprietary or trade secret information without the prior written consent of the Company. In this Section 7, the term "employment" means employment as a regular independent subcontractor or consultant, as well as a full-time or regular part-time employee of the Company.

    All documents, records, notebooks, notes, memoranda, drawings or other documents made or compiled by the Executive at any time, or in his possession, including any and all copies thereof, shall be the property of the Company and shall be held by the Executive in trust and solely for the benefit of the Company, and shall be delivered to the Company by the Executive upon termination of employment or at any other time upon request by the Company.

    The Executive understands that the Company will be relying on this Agreement in continuing the Executive's employment, paying him compensation, granting him any promotions or raises, or entrusting him with any information which helps the Company compete with others.

7.2 ASSIGNMENT

    The Executive will disclose promptly to the Company in writing all ideas, inventions and discoveries conceived of and/or developed in whole or in part during the term of his employment with the Company and relating to any of the Company's business, whether or not conceived or developed during working hours or on the property of the Company. Such ideas, inventions and discoveries shall be the property of the Company and it shall have the right to any patents which may be issued with respect to the same. The Executive will also, and hereby does, assign to the Company and/or its nominees all his right, title and interest in such ideas, inventions and discoveries and all right, title and interest in any patent applications for patents, assignments and other papers, and will do such things as the Company may require for establishing and protecting its ownership and to effectuate the foregoing, either during his employment or thereafter. There shall he excluded from the operations of this Agreement the Executive's ideas, inventions and discoveries, patented and unpatented, which were made prior to the Executive's employment by the Company and which are specifically listed and described below.

                            8.0  NOTICE AND CURE OF BREACH

    Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than clause (b), (c) or (d) of Section 5.7 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least ten days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the ten-day period.

                                 9.0  FORM OF NOTICE

    Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally or by registered or certified mail, return-receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

    If to the Executive:
                                  -------------------------------------------
                                  -------------------------------------------
                                  -------------------------------------------

    If to the Company:

or such other address as shall be provided in accordance with the terms hereof. Except as set forth in Section 5.4 hereof, if notice is mailed, such notice shall be effective upon mailing.

                                   10.0  ASSIGNMENT

    This Agreement is personal to the Executive and shall not be assignable by the Executive. The Company may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party or (b) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business of the Company existing at such time. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

    The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

                                    11.0  WAIVERS

    No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

                             12.0  AMENDMENTS IN WRITING

    No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom, either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Executive.

                             13.  GOVERNING LAW

    This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Washington, without regard to any rules governing conflicts of laws.

                                  14.  SEVERABILITY

    If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

                                15.  ENTIRE AGREEMENT

    This Agreement on and as of the date hereof constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between the Company and the Executive with respect to such subject matter are hereby superseded and nullified in their entireties, except that the Employee Agreement, dated _____________, between the Executive and the Company shall continue in full force and effect to the extent not superseded by Section 7 hereof.

                                   16.  WITHHOLDING

    The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                                  17.  COUNTERPARTS

    This Agreement may be executed in counterparts, each of which counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                                       EXECUTIVE

                                       ---------------------------


                                       COMPANY

                                       EGGHEAD, INC.


                                       By
                                          ------------------------
                                          Its
                                          ------------------------

                                APPENDIX A TO

              CHANGE OF CONTROL AGREEMENT BETWEEN EGGHEAD, INC.,

                  AND DJ & J SOFTWARE CORPORATION, A WHOLLY

                      OWNED SUBSIDIARY OF EGGHEAD, INC.,

                                     AND

                             ____________________



    For purposes of this Agreement, a "Change of Control" shall mean:

    (a) A "Board Change" which, for purposes of this Agreement, shall have occurred if a majority (excluding vacant seats) of the seats on the Company's Board are occupied by individuals who were neither (i) nominated by a majority of the Incumbent Directors nor (ii) appointed by directors so nominated. An "Incumbent Director" is a member of the Board who has been either (i) nominated by a majority of the directors of the Company then in office or (ii) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as hereinafter defined) other than the Board); or

    (b) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), in the case of either (A) or (B) of this clause (i), which acquisition is not approved in advance by a majority of the Incumbent Directors, or (ii) 33% or more of either (A) the Outstanding Company Common Stock or
(B) the Outstanding Company Voting Securities, in the case of either (A) or (B) of this clause (ii), which acquisition is approved in advance by a majority of the Incumbent Directors; PROVIDED, HOWEVER, that the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Company,
(y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
(z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Appendix A are satisfied; or

    (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportion as their ownership immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Voting Securities, as the case may be) beneficially owns directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were the Incumbent Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

    (d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all the assets of the Company, other than to a corporation with respect to which immediately following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding
Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were approved by a majority of the Incumbent Directors at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.